THUNDER MOUNTAIN GOLD, INC.

Resignation Letter of Joseph Baird

April 11, 2022 4/11/22 JHB

To the Members of the Board,
and
President, Eric Jones
Thunder Mountain Gold, Inc.
Via Hand Delivery

Gentlemen,

I, Joseph Baird, hereby tender my resignation as member of the Board of Directors of Thunder Mountain Gold, Inc., a Nevada Corporation (the "Company"), and from all other positions or offices with the Company that I currently hold, effective as of the date hereof.

Sincerely,

Joseph H. Baird

Joseph Baird